UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 7, 2015

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.                               CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a),(b) The Audit Committee of the Board of Directors (the “Audit Committee”) of Sanmina Corporation (the “Company”) has completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending October 1, 2016.

As a result of this process on December 7, 2015, the Audit Committee engaged PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2016, and dismissed KPMG LLP (“KPMG”) from that role.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended October 3, 2015 and September 27, 2014, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or  accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of October 3, 2015 and September 27, 2014, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended October 3, 2015 and September 27, 2014, and the subsequent interim period through December 7, 2015, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in their audit reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”). The Company requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein.  A copy of KPMG’s letter dated December 11, 2015 is attached as Exhibit 16.1 hereto.

During the fiscal years ended October 3, 2015 and September 27, 2014, and the subsequent interim period through December 7, 2015, neither the Company nor anyone acting on its behalf has consulted with PwC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 7, 2015, the Compensation Committee of the Board of Directors of the Company approved the Fiscal Year 2016 Corporate Bonus Plan (the “2016 Plan”). The 2016 Plan contains targets for the Company’s revenue, non-GAAP operating margin, cash flow from operations and other, inventory turns and return on invested capital for fiscal 2016. The Company’s performance for fiscal 2016 will be measured against these targets.  Should the Company not achieve a minimum performance against these targets, no incentive compensation shall be payable under the 2016 Plan. Each 2016 Plan participant’s actual incentive compensation for fiscal 2016 will be determined by reference to his or her target incentive compensation, the Company’s achievement against its targets and achievement of the participant’s individual/divisional performance goals for fiscal 2016. Target individual incentive compensation payable under the 2016 Plan is expressed as a percentage of base salary and, for executive officers of the Company, ranges from 65% to 150%.  The Compensation Committee retains the right to terminate or amend the 2016 Plan in any respect, including increasing or decreasing Company and individual incentive compensation targets, and can also adjust an individual’s incentive compensation up or down on a discretionary basis.

ITEM 5.03                                  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 7, 2015, the Board of Directors of the Company approved an amendment (the “Amendment”) of the Company’s Amended and Restated Bylaws in order to add an Article XIV to provide that, unless the Company otherwise consents in writing to the selection of an alternative forum, certain types of stockholder litigation must be litigated exclusively in the Chancery Court of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). The Amendment was effective as of the date it was approved by the Board of Directors.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.8 to this Form 8-K and incorporated herein by reference.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

3.8                               Certificate of Amendment dated December 7, 2015 of Amended and Restated Bylaws of the Company

16.1                        Letter of KPMG LLP dated December 11, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Robert K. Eulau
Robert K. Eulau
Executive Vice President and Chief Financial Officer

Date: December 11, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.8	Certificate of Amendment dated December 7, 2015 of Amended and Restated Bylaws of the Company

16.1	Letter of KPMG LLP dated December 11, 2015